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Exhibit 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-1 File No. 33-94054 and the Company's previously filed Registration Statements on Form S-8 File Nos. 33-98786, 333-46863 and 333-46899.



                                            ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 27, 1998